Exhibit 99.1

NEWS RELEASE

Siebel Systems Reports Financial Results for the
Fourth Quarter Ended December 31, 2003

SAN MATEO, Calif.-January 21, 2004- Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of business applications software, today announced results for the fourth quarter ended December 31, 2003, above the range of management guidance presented October 15, 2003, and in line with preliminary financial results presented January 5, 2004.

Total revenues for the fourth quarter of 2003 were $366.7 million. Revenues from license fees were $150.3 million. Revenues from maintenance, consulting, and other services were $216.5 million. Net income for the fourth quarter of 2003 was $41.5 million or $0.08 per share.

Previous management guidance provided on October 15, 2003, had been for total revenues for the fourth quarter of 2003 to be in the range of $335 million to $355 million, license revenues to be in the range of $120 million to $140 million, and earnings per share to be $0.05-$0.06 per share. Preliminary financial results provided on January 5, 2004, had been for total revenues for the fourth quarter of 2003 to be approximately $365 million, license revenues to be approximately $150 million, and earnings per share to be approximately $0.08 per share.

The company's cash, cash equivalents, and short-term investments were $2.023 billion as of December 31, 2003, the net result of $53.4 million in cash generated during the quarter offset by a reduction of $57.2 million for the UpShot and Motiva acquisitions, which closed in the fourth quarter. Days sales outstanding in accounts receivable were 64 days in the fourth quarter of 2003.

Quarterly Highlights

The following highlights were announced or occurred since Siebel Systems' last earnings statement:

Siebel Systems Secures New Customers: The company concluded new software licensing agreements with more than 151 new customers in the fourth quarter, including Abbey National Plc.; Agilent Technologies Inc.; Blue Cross & Blue Shield of N. Carolina; Candle Corporation; Home Depot Inc.; ING Life Insurance Co., Ltd.; Neopost; Nippon Shinyaku Company, Ltd.; Novartis Pharma HQ AG; Organon Nederland BV; Philips Medical Systems Nederland BV; Proctor & Gamble Company; Roche; Sallie Mae, Inc.; Telstra Corporation; and Vodafone Network.

Siebel Systems Secures Repeat Orders: In the fourth quarter, the company concluded additional software licensing agreements with more than 255 existing customers, including Allstate Insurance Company; American Express Corporate Services; Cesky Telecom a.s.; DHL WorldWide Express; Eli Lilly & Company Ltd.; Fleet National Bank; General Dynamics Corp.; GlaxoSmithKline Pharmaceuticals S.A; IT Telecom S.p.A.; Lansforskringar AB; MCI Worldcom Network Services Inc.; Minnesota Mining and Manufacturing Co.; Nokia Corporation; Reuters Ltd.; Sabre, Inc.; Rabobank Nederland; Security Service Federal Credit Union; Sky Italia S.r.l.; South African Revenue Services; Sprint Corporation; Terra Networks, S.A.; The McGraw Hill Companies, Inc.; Thomson Learning Prometric; and Westpac Banking Corporation.

Siebel Systems Receives Industry Accolades: During the fourth quarter of 2003, Siebel Systems also received industry honors from analysts, media, and users, including:

  Network World Italy readers selected Siebel business applications the "CRM Platform 2003," validating Siebel Systems' deep domain expertise in industry-specific, best-practice CRM.

  Hong Kong Call Center Association (HKCCA) honored Siebel Systems as Vendor Awards Best Supplier for the second consecutive year. The HKCCA lauded Siebel Systems "for providing call centers the ability to implement best practices" in key areas.

  San Jose Magazine named Siebel Systems one of the 50 best companies to work for in Silicon Valley. The ranking was based in large part on Siebel's employee-friendly standard benefits package, which includes tuition assistance, child-care, telecommuting, and on-site fitness center, among other benefits.

  META Group has ranked Siebel Systems a market leader in META Group's METAspectrum vendor analysis for Enterprise Marketing Portfolio Management Applications, the highest ranking awarded by META Group. Siebel Systems was specifically recognized for its strength in analytics, lead management, technical architecture, strong integration capabilities, and vertical expertise.

  Frost & Sullivan named Siebel Systems the CRM market leader in Asia Pacific and Japan for the third consecutive year. Frost & Sullivan's latest research indicates that, despite an overall 6.6 percent decline in the regional CRM market, Siebel Systems' market share rose nearly 5 percent in 2002, which extends Siebel Systems' lead over its regional competitors with almost twice the market share of its nearest competitor and an annual license revenue share of 38 percent in 2002.

Siebel Systems Corporate Governance Update

Marc F. Racicot appointed to Board of Directors Committee: Siebel announced today that Marc F. Racicot has been appointed to the Compensation Committee and the Nominating and Corporate Governance Committees of the Board of Directors, effective December 3, 2003. Racicot, an independent director, previously served as Governor and Attorney General of the State of Montana as well as Chief Prosecutor in the United States Army. Racicot joined the Board in 2001.

C. Scott Hartz appointed to Board of Directors and Committee: As previously disclosed, C. Scott Hartz was appointed to the Board of Directors and its Audit Committee effective July 31, 2003. Hartz, an independent director, is the managing partner of Spire Capital Group LLC and previously served as CEO of PwC Consulting.

Michael Spence resigns from Board of Directors: Siebel announced today that Dr. A. Michael Spence resigned from its Board of Directors, effective March 1, 2004, to pursue other personal and professional interests. "Since joining the Board in 1995, Mike Spence has made enormous contributions to the Company," said Chairman and CEO Thomas M. Siebel. "All of us at Siebel Systems owe Mike a great debt of gratitude. We thank him for his many years of dedicated service."

Corporate Governance Microsite Added to Siebel.com: In a continuing effort to pursue its "best practices" approach to corporate governance matters, the Company has recently adopted a set of new charters for its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Company has posted these charters to its newly launched Corporate Governance microsite on its Web site www.Siebel.com, which can be directly accessed via the following URL: www.siebel.com/about/investor_information/corporate_governance/index.shtm.

About Siebel Systems

Siebel Systems, Inc. is a leading provider of business applications software, enabling corporations to sell to, market to, and serve customers across multiple channels and lines of business. With more than 3,500 customer deployments worldwide, Siebel Systems provides organizations with a proven set of industry-specific best practices, CRM applications, market-leading analytics products, and business processes, empowering them to consistently deliver superior customer experiences and establish more profitable customer relationships. Siebel Systems' sales and service facilities are located in more than 30 countries.

# # #

Investor Contact: Terry Lee Siebel Systems Investor Relations (650) 295-5656 Investor.relations@siebel.com	Media Contact: Stacey Burbach Siebel Systems Public Relations (650) 295-5455 Stacey.Burbach@siebel.com

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. The future operating results of Siebel Systems, Inc. may differ from the results forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with financial, economic, political and other uncertainties, the eBusiness software applications market, the company's restructuring efforts, dependence on the Internet, new versions and new products and rapid technological change. Further information on potential factors that could affect the financial results of Siebel Systems, Inc. are included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.

SIEBEL SYSTEMS, INC.
Consolidated Balance Sheets
 (In thousands, except per share data)

                                                                           December 31,    September 30,   December 31
                                                                               2002            2003            2003
                                                                          -------------   -------------   -------------
Assets

Current assets:
   Cash and cash equivalents...........................................   $    667,511    $    545,001    $    583,532
   Short-term investments..............................................      1,494,093       1,481,959       1,439,674
                                                                          -------------   -------------   -------------
          Total cash, cash equivalents and short-term investments......      2,161,604       2,026,960       2,023,206

   Marketable equity securities........................................          4,613              93             118
   Accounts receivable, net............................................        275,764         188,694         259,834
   Deferred income taxes...............................................         96,518         123,006          61,742
   Prepaids and other..................................................         49,901          43,882          52,068
                                                                          -------------   -------------   -------------
          Total current assets.........................................      2,588,400       2,382,635       2,396,968

Property and equipment, net............................................        273,024         182,561         157,391
Goodwill...............................................................         80,949          82,129         142,735
Intangible assets, net.................................................         10,354           3,230          10,786
Other assets...........................................................         37,580          39,771          48,892
Deferred income taxes..................................................         42,711          42,711          95,866
                                                                          -------------   -------------   -------------
          Total assets.................................................   $  3,033,018    $  2,733,037    $  2,852,638
                                                                          =============   =============   =============

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable....................................................   $     15,239    $     21,492    $     18,907
   Accrued expenses....................................................        319,622         288,785         335,048
   Restructuring obligations...........................................         42,703          56,166          53,676
   Deferred revenue....................................................        270,575         260,023         282,217
                                                                          -------------   -------------   -------------
          Total current liabilities....................................        648,139         626,466         689,848

Restructuring obligations, less current portion........................        111,845         123,591         104,405
Other long-term liabilities, less current portion......................         15,574          10,316           8,159
Convertible subordinated debentures....................................        300,000              --              --
                                                                          -------------   -------------   -------------
          Total liabilities............................................      1,075,558         760,373         802,412
                                                                          -------------   -------------   -------------

Commitments and contingencies

Stockholders' equity:
  Common stock; $0.001 par value; 2,000,000 shares authorized; 486,428
     494,667 and 498,305 shares issued and outstanding, respectively...            486             495             498
  Additional paid-in capital...........................................      1,486,612       1,529,313       1,550,834
  Deferred compensation................................................         (3,438)         (1,840)         (1,479)
  Accumulated other comprehensive income...............................         28,681          44,521          58,650
  Retained earnings....................................................        445,119         400,175         441,723
                                                                          -------------   -------------   -------------
          Total stockholders' equity...................................      1,957,460       1,972,664       2,050,226
                                                                          -------------   -------------   -------------
          Total liabilities and stockholders' equity...................   $  3,033,018    $  2,733,037    $  2,852,638
                                                                          =============   =============   =============

SIEBEL SYSTEMS, INC.
Consolidated Statements of Operations
 (In thousands, except per share data)

                                                                    Three Months Ended         Year Ended
                                                                       December 31,           December 31,
                                                                 ---------------------  -----------------------
                                                                    2002       2003         2002        2003
                                                                 ---------- ----------  ----------- -----------
Revenues:
   Software....................................................  $ 157,354  $ 150,285   $  700,344  $  482,274
   Professional services, maintenance and other................    237,382    216,457      934,963     871,954
                                                                 ---------- ----------  ----------- -----------
       Total revenues..........................................    394,736    366,742    1,635,307   1,354,228
                                                                 ---------- ----------  ----------- -----------
Cost of revenues:
   Software....................................................      5,024      3,394       21,612      18,357
   Professional services, maintenance and other................    140,397    115,698      540,194     487,840
                                                                 ---------- ----------  ----------- -----------
       Total cost of revenues..................................    145,421    119,092      561,806     506,197
                                                                 ---------- ----------  ----------- -----------
            Gross margin.......................................    249,315    247,650    1,073,501     848,031
                                                                 ---------- ----------  ----------- -----------
Operating expenses:
   Product development.........................................     93,057     82,675      366,230     308,852
   Sales and marketing.........................................    104,348     80,329      476,975     357,133
   General and administrative..................................     23,142     24,222      119,253     106,082
   Restructuring and related expenses..........................     95,922       (650)     205,305     104,391
   Purchased in-process product development....................         --      5,312           --       5,312
                                                                 ---------- ----------  ----------- -----------
       Total operating expenses................................    316,469    191,888    1,167,763     881,770
                                                                 ---------- ----------  ----------- -----------
            Operating income (loss)............................    (67,154)    55,762      (94,262)    (33,739)

Other income, net..............................................      7,744      9,157       38,475      39,144
Loss on early extinguishment of debt...........................         --         --           --     (10,711)
                                                                 ---------- ----------  ----------- -----------
            Income (loss) before income taxes..................    (59,410)    64,919      (55,787)     (5,306)
Income taxes (benefit).........................................    (21,388)    23,371      (20,083)     (1,910)
                                                                 ---------- ----------  ----------- -----------
            Net income (loss)..................................  $ (38,022) $  41,548   $  (35,704) $   (3,396)
                                                                 ========== ==========  =========== ===========

Diluted net income (loss) per share............................  $   (0.08) $    0.08   $    (0.08) $    (0.01)
                                                                 ========== ==========  =========== ===========
Shares used in diluted share computation.......................    484,095    543,535      475,617     491,961
                                                                 ========== ==========  =========== ===========

Basic net income (loss) per share..............................  $   (0.08) $    0.08   $    (0.08) $    (0.01)
                                                                 ========== ==========  =========== ===========
Shares used in basic share computation.........................    484,095    496,579      475,617     491,961
                                                                 ========== ==========  =========== ===========

SIEBEL SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
 (In thousands)

                                                                                   Year Ended
                                                                                  December 31,
                                                                            ------------------------
                                                                                2002         2003
                                                                            ------------ -----------
Cash flows from operating activities:
   Net loss................................................................ $   (35,704) $   (3,396)
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Write-off of acquired technology.....................................          --       7,761
      Loss on early extinguishment of debt.................................          --      10,711
      Depreciation and amortization........................................     158,010     158,873
      Compensation expense related to option repurchase shares.............      31,471          --
      Write-off of property and equipment abandoned in restructuring.......      25,955      17,506
      Provision for doubtful accounts and sales returns....................      21,376       5,184
      Deferred income taxes................................................     (50,431)    (15,449)
      Other, net...........................................................      (2,430)     (3,387)
      Changes in operating assets and liabilities:
         Accounts receivable...............................................      99,157      12,775
         Prepaids and other................................................      20,865     (20,425)
         Accounts payable and accrued expenses.............................     (19,172)      7,334
         Restructuring obligations.........................................     154,548       2,824
         Deferred revenue..................................................      29,558       7,723
                                                                            ------------ -----------
           Net cash provided by operating activities.......................     433,203     188,034
                                                                            ------------ -----------
Cash flows from investing activities:
   Purchases of property and equipment.....................................     (70,809)    (14,958)
   Sales (purchases) of short-term investments, net........................    (629,298)     31,288
   Other, net..............................................................       7,680     (57,500)
                                                                            ------------ -----------
           Net cash used in investing activities...........................    (692,427)    (41,170)
                                                                            ------------ -----------
Cash flows from financing activities:
   Proceeds from issuance of common stock, net of repurchases..............      92,532      62,636
   Proceeds from equipment financing.......................................      24,873          --
   Repurchase of convertible subordinated debentures.......................          --    (307,080)
   Payments of capital lease obligations...................................      (8,714)    (12,766)
   Proceeds from stockholder notes.........................................         422          --
                                                                            ------------ -----------
           Net cash provided by (used in) financing activities.............     109,113    (257,210)
                                                                            ------------ -----------
Effect of exchange rate fluctuations.......................................      18,532      26,367
                                                                            ------------ -----------
Change in cash and cash equivalents........................................    (131,579)    (83,979)
Cash and cash equivalents, beginning of period.............................     799,090     667,511
                                                                            ------------ -----------
Cash and cash equivalents, end of period................................... $   667,511  $  583,532
                                                                            ============ ===========